Exhibit 99.1

Level 3 Reports Second Quarter 2009 Results

Second Quarter Financial Highlights

•                  Consolidated Revenue of $942 million

•                  Net Loss of $134 million or ($0.08) per share

•                  Consolidated Adjusted EBITDA of $229 million

•                  Positive Free Cash Flow of $20 million

•                  Significant liability management transactions completed during the quarter

•                  Company updates Business Outlook

BROOMFIELD, Colo., July 30, 2009 — Level 3 Communications, Inc. (NASDAQ: LVLT) reported consolidated revenue of $942 million for the second quarter 2009, compared to consolidated revenue of $1.09 billion for the second quarter 2008.

The net loss for the second quarter 2009 was $134 million, or ($0.08) per share, compared to a net loss of $42 million, or ($0.03) per share for the second quarter 2008, which included a gain of $96 million from the sale of the company’s Vyvx advertising distribution business. The net loss for the first quarter 2009 was $132 million, or ($0.08) per share.

Consolidated Adjusted EBITDA was $229 million in the second quarter 2009, compared to $251 million in the second quarter 2008. Consolidated Adjusted EBITDA was $250 million in the first quarter 2009.

“The economy continued to be challenging in the second quarter for wireline service providers,” said James Crowe, CEO of Level 3. “As expected, sequential revenue pressure continued in the second quarter, although at a significantly moderated rate. We did see improvements in sales and churn, however, they were not as much as we expected.  We continue to manage our costs aggressively, and for the fifth consecutive quarter, we were able to reduce our operating expenses, and year over year, we improved both our Gross Margin and Adjusted EBITDA Margin percentages.   In addition, we completed several liability management transactions, which further strengthened our balance sheet.”

Financial Results

Metric ($ in millions)	Second Quarter 2009	Second Quarter 2008	First Quarter 2009
Revenue
Core Communications Services(1)	$877	$954	$899
Other Communications Services	$49	$100	$63
Total Communications Revenue(1)	$926	$1,054	$962
Other Revenue	$16	$18	$18
Total Consolidated Revenue(1)	$942	$1,072	$980

Consolidated Adjusted EBITDA(2)(3)	$229	$239	$250
Capital Expenditures	$80	$106	$78
Unlevered Cash Flow(2)	$146	$126	$43
Free Cash Flow(2)	$20	$4	$(82)
Communications Gross Margin(2)(3)	59.1%	58.3%	59.5%
Communications Adjusted EBITDA Margin(2)(3)	24.8%	22.7%	25.9%

(1)          Excludes second quarter 2008 revenue of $6 million from the Vyvx Advertising Distribution business, which was sold on June 5, 2008 and $12 million of deferred revenue recognized as revenue during the second quarter 2008 that should have been recognized as revenue in prior years.

(2)          See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(3)          Second quarter 2008 Consolidated Adjusted EBITDA, Communications Gross Margin, and Communications Adjusted EBITDA margin exclude $12 million of deferred revenue recognized as revenue during the second quarter 2008 that should have been recognized as revenue in prior years.

Communications Business

Revenue

Total Communications Revenue for the second quarter 2009 was $926 million, versus a normalized $1.05 billion for the second quarter 2008. Total Communications Revenue for the first quarter 2009 was $962 million.

Communications Revenue ($ in millions)	Second Quarter 2009	Normalized Second Quarter 2008(1)	Percent Change
Core Network Services	$707	$779	(9)%
Wholesale Voice Services	$170	$175	(3)%
Total Core Communications Services	$877	$954	(8)%
Other Communications Services	$49	$100	(51)%
Total Communications Revenue	$926	$1,054	(12)%

(1)          For purposes of this press release, “Normalized Second Quarter 2008” excludes second quarter 2008 revenue of $6 million from the Vyvx Advertising Distribution business, which was sold on June 5, 2008 and $12 million of deferred revenue recognized as revenue during the second quarter 2008 that should have been recognized as revenue in prior years.

Core Communications Services

Core Communications Services revenue, which includes Core Network Services and Wholesale Voice Services, was $877 million in the second quarter 2009, an 8 percent decrease compared to Normalized Core Communications Services revenue of $954 million in the second quarter 2008.

Core Communications Services revenue by market group was:

Core Communications Services Revenue ($ in millions)	Second Quarter 2009	Normalized Second Quarter 2008(1)	Percent Change	First Quarter 2009	Percent Change
Wholesale Markets	$495	$537	(8)%	$513	(4)%
Business Markets	$218	$240	(9)%	$223	(2)%
Content Markets	$82	$94	(13)%	$85	(4)%
European Markets	$82	$83	(1)%	$78	5%
Total Core Communications Services Revenue	$877	$954	(8)%	$899	(2)%

(1)          For purposes of this press release, “Normalized Second Quarter 2008” excludes second quarter 2008 revenue of $6 million from the Vyvx Advertising Distribution business, which was sold on June 5, 2008 and $12 million of deferred revenue recognized as revenue during the second quarter 2008 that should have been recognized as revenue in prior years.

Core Network Services revenue by market group was:

Core Network Services Revenue ($ in millions)	Second Quarter 2009	Normalized Second Quarter 2008(1)	Percent Change	First Quarter 2009	Percent Change
Wholesale Markets	$340	$377	(10)%	$358	(5)%
Business Markets	$212	$235	(10)%	$216	(2)%
Content Markets	$82	$93	(12)%	$85	(4)%
European Markets	$73	$74	(1)%	$70	4%
Total Core Network Services Revenue	$707	$779	(9)%	$729	(3)%

(1)          For purposes of this press release, “Normalized Second Quarter 2008” excludes second quarter 2008 revenue of $6 million from the Vyvx Advertising Distribution business, which was sold on June 5, 2008 and $12 million of deferred revenue recognized as revenue during the second quarter 2008 that should have been recognized as revenue in prior years.

During the quarter, the company announced a number of new customer agreements including a major multinational customer, Fox Entertainment Group, Internet Billboard, Iusacell, and the U.S. Coast Guard.

Deferred Revenue

The communications deferred revenue balance was $905 million at the end of the second quarter 2009, compared to $932 million at the end of the second quarter 2008 and $868 million at the end of the first quarter 2009.

Cost of Revenue

Communications cost of revenue for the second quarter 2009 decreased to $379 million, versus $442 million in the second quarter 2008. Communications cost of revenue was $390 million in the first quarter 2009.

Communications gross margin was 59.1 percent for the second quarter 2009, compared to 58.3 percent in the second quarter 2008, excluding the second quarter 2008 deferred revenue adjustment. Communications gross margin was 59.5 percent in the first quarter 2009.

Selling, General and Administrative Expenses (SG&A)

Communications SG&A expenses, including non-cash compensation expense, decreased to $320 million for the second quarter 2009, compared to $393 million for the second quarter 2008.  SG&A expenses were $338 million for the first quarter 2009.

Excluding non-cash compensation expense, Communications SG&A was $311 million in the second quarter 2009, a 17 percent improvement compared to $373 million in the second quarter 2008. First quarter 2009 Communications SG&A, excluding non-cash compensation expense was $322 million. Communications SG&A expense includes $9 million, $20 million, and $16 million of non-cash compensation expense for the second quarter 2009, second quarter 2008, and first quarter 2009, respectively.

Adjusted EBITDA

Communications Adjusted EBITDA was $230 million for the second quarter 2009, compared to $241 million for the second quarter 2008, excluding the second quarter 2008 deferred revenue adjustment.  First quarter 2009 Communications Adjusted EBITDA was $249 million.

Communications Adjusted EBITDA margin improved to 24.8 percent for the second quarter 2009, versus 22.7 percent for the second quarter 2008, excluding the second quarter 2008 deferred revenue adjustment.  Communications Adjusted EBITDA margin was 25.9 percent in the first quarter 2009.

Communications Adjusted EBITDA excludes non-cash compensation expense and includes severance and restructuring charges. Severance and restructuring charges were $6 million for the second quarter 2009, $4 million for the second quarter 2008 and $1 million for the first quarter 2009.

Consolidated Cash Flow and Liquidity

During the second quarter 2009, Unlevered Cash Flow improved to $146 million, compared to $126 million for the second quarter 2008 and $43 million in the first quarter 2009.

Consolidated Free Cash Flow improved to $20 million for the second quarter 2009, compared to $4 million for the second quarter 2008 and negative $82 million for the first quarter 2009.

During the second quarter of 2009, the company’s wholly owned subsidiary, Level 3 Financing, Inc., closed its $280 million senior secured Tranche B Term Loan.

The company also completed a debt exchange agreement with an institutional investor to exchange a combination of $78 million in cash and $200 million of its 7% Convertible Senior Notes due 2015, for $142 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2010 and $140 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2010.

In addition, during the second quarter the company repurchased a total of $314 million of debt for $281 million of cash on hand including an early redemption of approximately $13 million of the remaining 11.5% Senior Notes due 2010, at par.

As a result, excluding capital leases and commercial mortgages, at the end of the second quarter 2009 the company had approximately $55 million of principal amount of debt due in 2009, $168 million in 2010, $461 million in 2011 and $301 million in 2012.

As of June 30, 2009, the company had cash and cash equivalents of approximately $630 million.

Outlook

“We noted last quarter that while we remained cautious, we expected our revenue base to stabilize and that core communications services revenue pressure would moderate, which is what occurred in the second quarter,” said Sunit Patel, CFO of Level 3.

“Sales and churn did improve, but not as much as we had expected.  In particular, a number of our large telecom and enterprise customers continue to manage their costs aggressively and to defer purchases of network capacity. More broadly, we have not yet seen a return to the historical levels of purchases necessary to accommodate underlying, longer term growth in demand.”

“As a result, we are updating our Consolidated Adjusted EBITDA guidance to $900 million to $950 million and expect to be Free Cash Flow positive for the remainder of 2009 in the aggregate, but approximately Free Cash Flow neutral for the full year 2009.  While we expect revenue performance to improve as it did in the second quarter, we still expect to see overall revenue pressure for the second half of the year.”

As a result of the liability management transactions completed during the quarter, the company expects GAAP interest expense of approximately $600 million and Net Cash Interest Expense of approximately $515 million for the full year 2009.

Summary

“We remain focused on continuing to execute in the market and providing outstanding service to our customers,” said Crowe. “We believe our combination of metro and intercity facilities and advanced IP and optical services remain a significant differentiator.”

“While the economic environment remains challenging, our rate of revenue decline was approximately one third of the first quarter and as the economy improves, we expect to return to positive revenue growth.”

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s second quarter results at 10 a.m. EDT today. To join the call, please dial 888-481-2845 or 719-457-1512, passcode 6227843. A live broadcast of the call can also be heard on Level 3’s Web site at www.level3.com. During the call, the company will review an earnings presentation that summarizes the financial results of the quarter.  This presentation may be accessed at http://www.level3.com/investor_relations/index.html.

An audio replay of the call will be available until 11:59 p.m. EDT on Saturday, Aug. 8, 2009, by dialing 888-203-1112 or 719-457-0820, access code 6227843. The archived webcast of the second quarter conference call together with the press release, financial statements, earnings presentation and non-GAAP reconciliations may also be accessed at http://www.level3.com/investor_relations/index.html. For additional information please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NASDAQ: LVLT) is a leading international provider of fiber-based communications services. Enterprise, content, wholesale and government customers rely on Level 3 to deliver services with an industry-leading combination of scalability and value over an end-to-end fiber network. Level 3 offers a portfolio of metro and long-haul services, including transport, data, Internet, content delivery and voice. For more information, visit www.Level3.com.

Level 3 Communications, Level 3, the red 3D brackets and the Level 3 Communications logo are registered service marks of Level 3 Communications, LLC and/or its affiliates in the United States and/or other countries. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc. Any other service, product or company names recited herein are trademarks or service marks of their respective owners.

Forward-Looking Statement
Some of the statements made in this press release are forward looking in nature. These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to the company’s ability to: successfully integrate acquisitions; increase the volume of traffic on the network; defend intellectual property and proprietary rights; develop new products and services that meet customer demands and generate acceptable margins; successfully complete commercial testing of new technology and information systems to support new products and services; attract and retain qualified management and other personnel; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

###

Contact Information

Media:	Skip Thurman	Investors:	Valerie Finberg
	720-888-2292		720-888-2518

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

Normalized Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years and less Vyvx advertising distribution business revenue.

Normalized Communications Revenue is defined as communications revenue from the Consolidated Statements of Operations less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years and less Vyvx advertising distribution business revenue.

Normalized Core Communications Services Revenue includes core network services revenue and wholesale voice services less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years and less Vyvx advertising distribution business revenue.

Normalized Core Network Services Revenue includes revenue from transport and infrastructure, IP and data services, local and enterprise voice services and Level 3 Vyvx broadcast services less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years and less Vyvx advertising distribution business revenue.

	Q2 2008
Revenue Metrics ($ in millions)	As Reported	Vyvx Advertising Distribution Business	Benefit of Deferred Revenue Adjustment	Normalized

Core Network Services Revenue:
Wholesale Markets Group	$388	$—	$(11)	$377
Business Markets Group	236	—	(1)	235
Content Markets Group	99	(6)	—	93
European Markets Group	74	—	—	74
Total Core Network Services Revenue	797	(6)	(12)	779

Wholesale Voice Services Revenue:
Wholesale Markets Group	160	—	—	160
Business Markets Group	5	—	—	5
Content Markets Group	1	—	—	1
European Markets Group	9	—	—	9
Total Wholesale Voice Services Revenue	175	—	—	175

Core Communications Services Revenue:
Wholesale Markets Group	548	—	(11)	537
Business Markets Group	241	—	(1)	240
Content Markets Group	100	(6)	—	94
European Markets Group	83	—	—	83
Total Core Communications Services Revenue	972	(6)	(12)	954

Other Communications Revenue	100	—	—	100
Total Communications Revenue	1,072	(6)	(12)	1,054

Other Revenue	18	—	—	18
Total Consolidated Revenue	$1,090	$(6)	$(12)	$1,072

Gross Margin ($) is defined as Revenue less Cost of Revenue from the Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Communications Gross Margin (%) is defined as communications gross margin ($) divided by communications revenue.

Communications Gross Margin (%), Excluding Benefit of Deferred Revenue Adjustment is defined as communications gross margin ($), less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years, divided by communications revenue ($), less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years.

	Q2 2008
Q2 2008 Communications Gross Margin Metrics ($ in millions)	As Reported	Benefit of Deferred Revenue Adjustment	Excluding Benefit of Deferred Revenue Adjustment

Communications Revenue	$1,072	$(12)	$1,060
Communications Cost of Revenue	442	—	442
Communications Gross Margin	$630	$(12)	$618

Communications Gross Margin %	58.8%		58.3%

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.

Adjusted EBITDA, Excluding Benefit of Deferred Revenue Adjustment is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense and less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years.

Adjusted EBITDA Margin, Excluding Benefit of Deferred Revenue Adjustment is defined as Adjusted EBITDA, Excluding Benefit of Deferred Revenue Adjustment divided by revenue, less the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years.

Adjusted EBITDA Metrics	Q2 2009
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(137)	$3	$(134)
Income Tax Expense (Benefit)	1	—	1
Total Other (Income) Expense	130	(5)	125
Depreciation and Amortization	227	1	228
Non-cash Stock Compensation	9	—	9
Adjusted EBITDA	$230	$(1)	$229

Revenue	$926	$16	$942

Adjusted EBITDA %	24.8%	-6.3%	24.3%

Adjusted EBITDA Metrics	Q1 2009
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(133)	$1	$(132)
Income Tax Expense (Benefit)	1	—	1
Total Other (Income) Expense	144	(1)	143
Depreciation and Amortization	221	1	222
Non-cash Stock Compensation	16	—	16
Adjusted EBITDA	$249	$1	$250

Revenue	$962	$18	$980

Adjusted EBITDA %	25.9%	5.6%	25.5%

Adjusted EBITDA Metrics	Q2 2008
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(38)	$(4)	$(42)
Income Tax Expense (Benefit)	1	—	1
Total Other (Income) Expense	38	—	38
Depreciation and Amortization	232	2	234
Non-cash Stock Compensation	20	—	20
Adjusted EBITDA	$253	$(2)	$251

Revenue	$1,072	$18	$1,090

Adjusted EBITDA %	23.6%	-11.1%	23.0%

Adjusted EBITDA, Excluding Benefit of Deferred Revenue Adjustment	Q2 2008
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(38)	$(4)	$(42)
Income Tax Expense (Benefit)	1	—	1
Total Other (Income) Expense	38	—	38
Depreciation and Amortization	232	2	234
Non-cash Stock Compensation	20	—	20
Adjusted EBITDA	$253	$(2)	$251
Benefit of deferred revenue adjustment	(12)	—	(12)
Adjusted EBITDA, excluding benefit of deferred revenue adjustment	$241	$(2)	$239

Revenue, excluding benefit of deferred revenue adjustment	$1,060	$18	$1,078

Adjusted EBITDA %, excluding benefit of deferred revenue adjustment	22.7%	-11.1%	22.2%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items.  Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of capital investments which management believes should be evaluated through consolidated free cash flow.  Adjusted EBITDA excludes the gain on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations.  Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain on extinguishment of debt and net other income (expense).  Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

In addition to the factors described above, management believes that all non-GAAP metrics that exclude the benefit of deferred revenue recognized in the second quarter of 2008 that should have been recognized in prior years are useful profitability and/or operating performance metrics for management and investors to exclude the effect of non-recurring items.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the growth pattern of the business.

There are material limitations to using Unlevered Cash Flow to measure the company against some of its competitors as it excludes certain material items such as payments on and repurchases of long-term debt, interest income and cash interest expense. Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Consolidated Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Consolidated Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Consolidated Free Cash Flow excludes cash used for acquisitions and principal repayments.

There are material limitations to using Consolidated Free Cash Flow to measure the company against some of its competitors as Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. This financial measure should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended June 30, 2009	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$100	$100
Capital Expenditures	$(80)	$(80)
Cash Interest Paid	$127	N/A
Interest Income	$(1)	N/A
Total	$146	$20

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended March 31, 2009	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Used in Operating Activities	$(4)	$(4)
Capital Expenditures	$(78)	$(78)
Cash Interest Paid	$126	N/A
Interest Income	$(1)	N/A
Total	$43	$(82)

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended June 30, 2008	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$110	$110
Capital Expenditures	$(106)	$(106)
Cash Interest Paid	$125	N/A
Interest Income	$(3)	N/A
Total	$126	$4

Projected Consolidated Adjusted EBITDA

The company has provided projections that include non-GAAP metrics that the company deems relevant to management and investors including a reconciliation of the non-GAAP financial metrics to GAAP that includes forward-looking statements with respect to the information identified as a projection. Level 3 has made a number of assumptions in preparing our projections, including assumptions as to the components of financial metrics. These assumptions, including dollar amounts of the various components that comprise a financial metric, may or may not prove to be correct. We caution you that these forward-looking statements are only projections, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, industry growth and trend predictions. Please see the company’s filings with the Securities and Exchange Commission, in particular the company’s 2008 Form 10-K, for a description of these risks and uncertainties.

In order to provide projections with respect to non-GAAP metrics, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the projections for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our projections of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Projected Consolidated Adjusted EBITDA	Consolidated
Year Ended December 31, 2009	Range
($ in millions)	Low	High
Net Income (Loss)	$(660)	$(570)
Total Income Tax and Other (Income) Expense	590	560
Depreciation and Amortization	920	900
Non-cash Stock Compensation	50	60
Consolidated Adjusted EBITDA	$900	$950

Attachment #1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in millions, except per share data)	2009	2009	2008

Revenue:
Communications	$926	$962	$1,072
Coal Mining	16	18	18
Total revenue	942	980	1,090

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue
Communications	379	390	442
Coal Mining	16	17	18
Total Cost of Revenue	395	407	460

Depreciation and Amortization	228	222	234
Selling, General and Administrative	321	338	395
Restructuring Charges	6	1	4
Total Costs and Expenses	950	968	1,093

Operating Income (Loss)	(8)	12	(3)

Other Income (Expense):
Interest income	1	1	3
Interest expense	(152)	(146)	(141)
Gain on extinguishment of debt	14	—	—
Gain on sale of business group	—	—	96
Other, net	12	2	4
Total Other Income (Expense)	(125)	(143)	(38)

Loss Before Income Taxes	(133)	(131)	(41)

Income Tax Expense	(1)	(1)	(1)

Net Loss	$(134)	$(132)	$(42)

Basic and Diluted Loss per Share	$(0.08)	$(0.08)	$(0.03)

Shares Used to Compute Basic and Diluted Loss per Share (in thousands):	1,632,254	1,620,932	1,552,778

Financial statements for the three months ended June 30, 2008 have been adjusted for the retrospective application of FSP APB 14-1.

© 2009 by Level 3 Communications, Inc. All rights reserved.

Attachment #2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30,	March 31,	December 31,
(dollars in millions)	2009	2009	2008
	(unaudited)	(unaudited)
Assets

Current Assets:
Cash and cash equivalents	$630	$672	$768
Restricted cash and securities	2	3	3
Receivables, less allowances for doubtful accounts of $18, $18 and $16, respectively	374	401	390
Other	111	96	81
Total Current Assets	1,117	1,172	1,242

Property, Plant and Equipment, net	5,939	6,012	6,159
Restricted Cash and Securities	125	128	127
Goodwill	1,432	1,431	1,432
Other Intangibles, net	512	535	559
Other Assets	110	110	115
Total Assets	$9,235	$9,388	$9,634

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$336	$357	$365
Current portion of long-term debt	178	500	186
Accrued payroll and employee benefits	39	52	105
Accrued interest	132	123	117
Current portion of deferred revenue	163	169	168
Other	92	96	111
Total Current Liabilities	940	1,297	1,052

Long-Term Debt, less current portion	6,168	5,933	6,245
Deferred Revenue, less current portion	742	699	719
Other Liabilities	563	604	597
Total Liabilities	8,413	8,533	8,613

Stockholders’ Equity	822	855	1,021
Total Liabilities and Stockholders’ Equity	$9,235	$9,388	$9,634

Financial statements as of December 31, 2008 have been adjusted for the retrospective application of FSP APB 14-1.

© 2009 by Level 3 Communications, Inc. All rights reserved.

Attachment #3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in millions)	2009	2009	2008

Cash Flows from Operating Activities:
Net loss	$(134)	$(132)	$(42)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	228	222	234
Non-cash compensation expense attributable to stock awards	9	16	20
Gain on extinguishment of debt, net	(14)	—	—
Gain on sale of business group	—	—	(96)
Accretion of debt discount and amortization of debt issuance costs	16	14	13
Accrued interest on long-term debt	9	6	3
Other, net	(1)	(6)	(2)
Changes in working capital items:
Receivables	30	(11)	(2)
Other current assets	(12)	(15)	(10)
Payables	(28)	(14)	(25)
Deferred revenue	29	(17)	7
Other current liabilities	(32)	(67)	10
Net Cash Provided by (Used in) Operating Activities	100	(4)	110

Cash Flows from Investing Activities:
Capital expenditures	(80)	(78)	(106)
(Increase) decrease in restricted cash and securities, net	4	(1)	2
Proceeds from sale of business group, net	—	—	123
Net Cash Provided by (Used in) Investing Activities	(76)	(79)	19

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	274	(2)	—
Payments on and repurchases of long-term debt	(346)	(7)	(2)
Net Cash Used in Financing Activities	(72)	(9)	(2)

Effect of Exchange Rates on Cash and Cash Equivalents	6	(4)	1

Net Change in Cash and Cash Equivalents	(42)	(96)	128

Cash and Cash Equivalents at Beginning of Period	672	768	533

Cash and Cash Equivalents at End of Period	$630	$672	$661

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$127	$126	$125
Income taxes paid	$3	$1	$3

Financial statements for the three months ended June 30, 2008 have been adjusted for the retrospective application of FSP APB 14-1.

© 2009 by Level 3 Communications, Inc. All rights reserved.